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                          SNYDER COMMUNICATIONS, INC.
                           (a Delaware corporation)

                       [       ] Shares of Common Stock


                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------


Dated: September [_], 1997


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

                               TABLE OF CONTENTS

INTERNATIONAL PURCHASE AGREEMENT ..........................................................................    1
     SECTION 1.     Representations and Warranties.........................................................    4
          (a)       Representations and Warranties by the Company and the Partnership......................    4
                    (i)       Compliance with Registration Requirements....................................    4
                    (ii)      Independent Accountants......................................................    5
                    (iii)     Financial Statements.........................................................    6
                    (iv)      No Material Adverse Change in Business.......................................    6
                    (v)       Good Standing of the Company.................................................    7
                    (vi)      Good Standing of Subsidiaries................................................    7
                    (vii)     Capitalization...............................................................    7
                    (viii)    Authorization................................................................    8
                    (ix)      Authorization and Description of Securities..................................    8
                    (x)       Absence of Defaults and Conflicts............................................    8
                    (xi)      Absence of Labor Dispute.....................................................    9
                    (xii)     Absence of Proceedings.......................................................    9
                    (xiii)    Accuracy of Exhibits.........................................................   10
                    (xiv)     Possession of Intellectual Property..........................................   10
                    (xv)      Absence of Further Requirements..............................................   10
                    (xvi)     Possession of Licenses and Permits...........................................   11
                    (xvii)    Title to Property............................................................   11
                    (xviii)   Investment Company Act.......................................................   11
                    (xix)     Environmental Laws...........................................................   12
                    (xx)      Registration Rights..........................................................   12
                    (xxi)     Certain Contracts............................................................   12
                    (xxii)    Compliance with Laws.........................................................   13
                    (xxiii)   Taxes........................................................................   13
                    (xxiv)    Insurance....................................................................   13
          (b)       Representations, Warranties and Covenants by the Selling Shareholders..................   13
                    (i)       Authorization of Agreements..................................................   13
                    (ii)      Good and Valid Title.........................................................   14
                    (iii)     Due Execution of Custody Agreement and Power of Attorney.....................   14
                    (iv)      Absence of Manipulation......................................................   15
                    (v)       Absence of Further Requirements..............................................   15
                    (vi)      Certificates Suitable for Transfer; Instruments of Transfer..................   15
                    (vii)     No Association with NASD.....................................................   15

          (c)       Additional Representations and Warranties by the Option Selling Shareholders......[CARAT] 16
          (d)       Additional Representations and Warranties..............................................   16
          (e)       Officer's Certificates.................................................................   17
          (f)       Agreements of the International Managers...............................................   17
     SECTION 2.     Sale and Delivery to International Managers; Closing...................................   17
          (a)       Initial Securities.....................................................................   17
          (b)       Option Securities......................................................................   18
          (c)       Payment................................................................................   18
          (d)       Denominations; Registration............................................................   19
     SECTION 3.     Covenants of the Company and the Partnership...........................................   19
          (a)       Compliance with Securities Regulations and Commission Requests.........................   19
          (b)       Filing of Amendments...................................................................   20
          (c)       Delivery of Registration Statements....................................................   20
          (d)       Delivery of Prospectuses...............................................................   20
          (e)       Continued Compliance with Securities Laws..............................................   21
          (f)       Blue Sky Qualifications................................................................   21
          (g)       Rule 158...............................................................................   22
          (h)       Use of Proceeds........................................................................   22
          (i)       Listing................................................................................   22
          (j)       Restriction on Sale of Securities......................................................   22
          (k)       Reporting Requirements.................................................................   23
     SECTION 4.     Payment of Expenses....................................................................   23
          (a)       Expenses...............................................................................   23
          (b)       Expenses of the Selling Shareholders...................................................   23
          (c)       Termination of Agreement...............................................................   24
          (d)       Allocation of Expenses.................................................................   24
     SECTION 5.     Conditions of International Managers' Obligations......................................   24
          (a)       Effectiveness of Registration Statement................................................   24
          (b)       Opinion of Counsel for Company.........................................................   24
          (c)       Opinions of Counsel for the Selling Shareholders.......................................   25
          (d)       Opinion of Counsel for International Managers..........................................   25
          (e)       Officers' Certificate..................................................................   26
          (f)       Certificate of Selling Shareholders....................................................   26
          (g)       Accountant's Comfort Letter............................................................   27
          (h)       Bring-down Comfort Letter..............................................................   27
          (i)       Approval of Listing....................................................................   27
          (j)       No Objection...........................................................................   27
          (k)       Lock-up Agreements.....................................................................   27
          (l)       Form W-9...............................................................................   27
          (m)       Purchase of Initial U.S. Securities....................................................   27
          (n)       Conditions to Purchase of International Option Securities..............................   27

          (o)       Additional Documents...................................................................   29
          (p)       Termination of Agreement...............................................................   29
     SECTION 6.     Indemnification........................................................................   29
          (a)       Indemnification of International Managers..............................................   29
          (b)       Indemnification of International Managers by the Non-Executive Selling Shareholders....   32
          (c)       Indemnification of Company, Directors and Officers and Selling Shareholders............   33
          (d)       Actions against Parties; Notification..................................................   33
          (e)       Settlement without Consent if Failure to Reimburse.....................................   34
          (f)       Other Agreements with Respect to Indemnification.......................................   34
     SECTION 7.     Contribution...........................................................................   34
     SECTION 8.     Representations, Warranties and Agreements to Survive Delivery.........................   36
     SECTION 9.     Termination of Agreement...............................................................   37
          (a)       Termination; General...................................................................   37
          (b)       Liabilities............................................................................   37
     SECTION 10.    Default by One or More of the International Managers...................................   37
     SECTION 11.    Default by One or More of the Selling Shareholders or the Company......................   38
     SECTION 12.    Notices................................................................................   39
     SECTION 13.    Parties................................................................................   39
     SECTION 14.    GOVERNING LAW AND TIME.................................................................   40
     SECTION 15.    Effect of Headings.....................................................................   40

     SCHEDULES
          Schedule A - List of International Managers.................................................. Sch  A-1
          Schedule B - List of Selling Shareholders.................................................... Sch  B-1
          Schedule C - Pricing Information............................................................. Sch  C-1
          Schedule D - List of Persons Subject to Lock-up.............................................. Sch  D-1

     EXHIBITS
          Exhibit A - Form of Opinion of Company's Counsel.................................................  A-1
          Exhibit B - Form of Opinion of Selling Shareholders' Counsel.....................................  B-1
          Exhibit C-  Form of Lock-up Letter...............................................................  C-1
          Exhibit D - Form of Pledgee Lock-up Letter.......................................................  D-1

                          SNYDER COMMUNICATIONS, INC.

                           (a Delaware corporation)

                        [     ] Shares of Common Stock

                          (Par Value $.001 Per Share)

                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------

                                                             September [_], 1997

MERRILL LYNCH INTERNATIONAL
Goldman, Sachs International
Morgan Stanley & Co. International Limited
Montgomery Securities
Bear, Stearns International Limited
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

     Snyder Communications, Inc., a Delaware corporation (the "Company"), Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), Daniel
M. Snyder, Michele D. Snyder and the persons listed in Schedule B hereto (collectively, the "Selling Shareholders") confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs International, Morgan Stanley & Co. International Limited, Montgomery Securities and Bear, Stearns International Limited are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the Selling Shareholders other than C.E. and USN College Marketing

(each as hereinafter defined) (collectively, the "Initial Selling Shareholders"), acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by C.E., LLC, a [Delaware] limited liability company ("C.E."), and USN College Marketing, L.P., a Delaware limited partnership ("USN College Marketing" and, together with C.E., the "Option Selling Shareholders") to the International Managers, acting severally and not jointly, of the option described in Section
2(b) hereof to purchase all or any part of [       ] additional shares of Common
Stock to cover over-allotments, if any. The aforesaid [        ] shares of
Common Stock (the "Initial International Securities") to be purchased by the
International Managers and all or any part of the [        ] shares of Common
Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company and the Initial Selling Shareholders, acting
severally and not jointly, of an aggregate of [      ] shares of Common Stock
(the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Montgomery Securities and Bear, Stearns & Co. Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Option Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of
the U.S. Underwriters' pro rata portion of up to [        ] additional shares
of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company [CARAT] and the Initial Selling Shareholders are not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities". The

Selling Shareholders other than C.E. are hereinafter collectively called the "Non-Executive Selling Shareholders".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders understand that the International Managers propose to make an offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The offering of the International Securities is expected to close concurrently with the offering of the Structured Yield Product Exchangeable for Stock (the "STRYPES") of the Snyder STRYPES Trust (the "Trust") described in the Registration Statement (as hereinafter defined). In the STRYPES transaction, D.M.S. Endowment, LLC ("Endowment"), a Delaware limited liability company of which Daniel M. Snyder and Michele D. Snyder are the beneficial owners, and certain other stockholders of the Company will enter into a forward purchase contract (the "Contract") with the Trust. Pursuant to the Contract, Endowment may deliver up to [3,100,000] shares of Common Stock, assuming full exercise of the over-allotment option in the STRYPES offering. In the STRYPES transaction, Endowment will receive at the closing thereof proceeds of $[
] million, $[                    ] million if such over-allotment option is
exercised in full. Daniel M. Snyder's and Michele D. Snyder's respective pro rata share, calculated on the basis of his or her ownership interest in Endowment, of the proceeds to be received by Endowment in the STRYPES transaction is hereinafter referred to as "STRYPES Proceeds."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-33691) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule

434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus [CARAT] dated August 29, 1997 [CARAT] and preliminary U.S. Prospectus [CARAT] dated August 29, 1997, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectuses.

      SECTION 1.    Representations and Warranties.
                    ------------------------------

      (a) Representations and Warranties by the Company and the Partnership. Each of the Company and the Partnership, jointly and severally, represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each International Manager, as follows:

          (i)    Compliance with Registration Requirements.  Each of the
                 -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any

     International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.  The financial statements included in the
                 --------------------
     Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to combined financial statements and have been properly compiled on the bases described therein. The pro forma financial data included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv)   No Material Adverse Change in Business.  Since June 30, 1997 or
                 --------------------------------------
     such later dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A)
                                                                          -
     there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company
                -
     or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no
                                                     -
     dividend or distribution of any kind declared, paid or made by the Company or any subsidiary on any class of its capital stock or any partnership interest, as the case may be.

          (v)    Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)   Good Standing of Subsidiaries.  Each subsidiary of the Company
                 -----------------------------
     listed on Exhibit 21 to the Registration Statement (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly or indirectly through subsidiaries, and all of the partnership interests of the Partnership have been duly authorized and validly issued and are owned by the Company, directly or indirectly through Snyder Marketing Services, Inc., in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries, listed on
     Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (vii)   Capitalization. The authorized, issued and outstanding capital
                  --------------
     stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii)  Authorization.  This Agreement and the U.S. Purchase Agreement
                  -------------
     have been duly authorized, executed and delivered by the Company and the Partnership. The performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company and the Partnership with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by the Company and the Partnership, respectively.

          (ix)    Authorization and Description of Securities. The Securities to
                  -------------------------------------------
     be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International

     Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)     Absence of Defaults and Conflicts. Neither the Company nor any
                  ---------------------------------
     of the Subsidiaries is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and the Partnership with their respective obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate or partnership, as the case may be, action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi)    Absence of Labor Dispute.  No labor dispute with the employees
                  ------------------------
     of the Company or any Subsidiary exists or, to the knowledge of the Company or the Partnership, is imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

          (xii)   Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Partnership, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement [CARAT] or the performance by the Company or the Partnership of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xii)   Accuracy of Exhibits. There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)   Possession of Intellectual Property.  The Company and the
                  -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor the Partnership has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv)   Absence of Further Requirements. No filing with, or
                 -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by or on behalf of the Company or the Partnership for the performance by the Company or the Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvi)  Possession of Licenses and Permits.  The Company and the
                 ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Title to Property.  The Company and the Subsidiaries have good
                 -----------------
     and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses, including those disclosed in the financial statements and the related notes included therein, or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor the Partnership has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii) Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xix)   Environmental Laws.  Except as described in the Registration
                  ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xx)    Registration Rights.  Except as described in the Registration
                  -------------------
     Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxi)   Certain Contracts. Each of the Company's contracts with AT&T
                  -----------------
     Communications, Inc. ("AT&T") have been duly executed and delivered by each of the Partnership or the Company, as the case may be, and, to the knowledge of the Company and the Partnership, by AT&T and are in full force and effect. There does not exist any default, event or condition that, after notice or lapse of time or both, could give rise under either such contract to any claim by any person against the Company or any subsidiary or would constitute a default thereunder on the part of the Company or any subsidiary or any other party thereto.

          (xxii)  Compliance with Laws. Each of the Company and the Subsidiaries
                  --------------------
     is in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, the enforcement of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (xxiii) Taxes.  Each of the Company and the Subsidiaries has filed all
                  -----
     material federal, state, local and foreign income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith or state withholding taxes and for both of which adequate reserves have been established in accordance with GAAP; and neither the Company nor the Partnership has knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary other than those for which adequate reserves have been established in accordance with GAAP. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) hereof in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxiv)  Insurance. Each of the Company and the Subsidiaries carries or
                  ---------
     is entitled to the benefits of insurance in such amounts and covering such risks as it reasonably believes are sufficient to cover potential losses or damages, and all such insurance is in full force and effect.

     (b) Representations, Warranties and Covenants by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

          (i)     Authorization of Agreements.  Each Selling Shareholder has the
                  ---------------------------
     full right, power and authority to enter into this Agreement and a Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the U.S. Purchase Agreement and the Custody Agreement and Power of Attorney and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein, in the U.S. Purchase Agreement and in the Registration Statement and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by each Selling Shareholder that is not an individual and do not and will not, whether with or without the giving of notice or passage of time or both, result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or, to the best of such Selling Shareholder's knowledge, any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (ii)    Good and Valid Title. Such Selling Shareholder has and will at
                  --------------------
     the Closing Time and, if any International Option Securities are purchased, such Option Selling Shareholder will on the Date of Delivery have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement or the Custody Agreement and Power of Attorney; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such International Manager has no notice of any adverse claim, each of the International Managers will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iii)  Due Execution of Custody Agreement and Power of Attorney. Such
                 --------------------------------------------------------
     Selling Shareholder has duly executed and delivered, in the forms heretofore furnished to the Lead Managers, the Custody Agreement and Power of Attorney with Daniel M. Snyder, A. Clayton Perfall and Fred Drasner, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and American Stock Transfer and Trust Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor, pursuant to the Custody Agreement and Power of Attorney; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections [CARAT] 5(n) (in the case of any Option Selling Shareholder) and 5(o) on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the International Managers to such Selling Shareholder, as provided in Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection and in accordance with this Agreement and the Custody Agreement and Power of Attorney.

          (iv)   Absence of Manipulation.  Such Selling Shareholder has not
                 -----------------------
     taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v)    Absence of Further Requirements.  [CARAT] To the best of such
                 -------------------------------
     Selling Shareholder's knowledge, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required by such Selling Shareholder for the performance by such Selling

     Shareholder of its obligations hereunder or in the Custody Agreement and Power of Attorney, or in connection with the offering, sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vi)   Certificates Suitable for Transfer; Instruments of Transfer.
                 -----------------------------------------------------------
     Certificates for all of the Securities sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, or, in the case of uncertificated stock, duly executed stock powers, in each case with signatures guaranteed (or notarized, in the case of any such Selling Shareholder not resident in the United States), have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities or stock powers to the International Managers pursuant to this Agreement and the Custody Agreement and Power of Attorney.

          (vii)  No Association with NASD.  Except as described in the
                 ------------------------
     Registration Statement and the Prospectuses, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD, except that Warren Woo is an officer of Donaldson, Lufkin & Jenrette Securities Corporation and NatWest Ventures [CARAT] Investments Limited is an affiliate of certain member firms of the NASD.

     (c) Additional Representations and Warranties by the Option Selling Shareholders. Each Option Selling Shareholder further severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Option Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, that, during a period of 90 days from the date of the Prospectuses, such Option Selling Shareholder will not, without the prior written consent of the Global Coordinator, (i) offer, pledge, sell, contract to
                                            -
sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii)
    --
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that any Option Selling Shareholder
                                  --------
may, at any time after 30 days from the date of the Closing Time, pledge as security for borrowed money (x) up to 50%, in the case of C.E., and (y) all, in the case of USN College Marketing, or its partners, of the shares of Common Stock then owned by such Option Selling Shareholder to any commercial banking institution that is a member of the Federal Reserve System or any institutional lender that makes loans secured by margin securities in the ordinary course of business having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under this
Section 1(c) and the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereto signed by such Pledgee. The foregoing sentence shall not apply to (x) the Securities to be sold hereunder or
(y) the STRYPES of the Trust described in the prospectus dated the date of this Agreement relating to the STRYPES.

     (d) Additional Representations and Warranties. Each of Daniel M. Snyder, Michele D. Snyder, C.E., USN College Marketing, A. Clayton Perfall and Shaun Gilmore further severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and (in the case of Daniel M. Snyder, Michele D. Snyder, C.E. and USN College Marketing), if C.E. or USN College Marketing, as the case may be, is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, that, to the best of its, his or her knowledge, as the case may be, the representations and warranties of the Company and the Partnership contained in Section 1(a) hereof are true and correct; it, he or she, as the case may be, has reviewed and is familiar with the Registration Statement and the Prospectuses and the Prospectuses do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such person is not prompted to sell the Securities to be sold by it, he or she, as the case may be, hereunder or to participate in the STRYPES offering, as the case may be, by any information concerning any of the Company or any of its subsidiaries which is not set forth in the Prospectuses. [CARAT] The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

     (e) Officer's Certificates. Any certificate signed by any officer of the Company or the Partnership delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company or the Partnership, as the case may be, to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each International Manager as to matters covered thereby.

     (f) Agreements of the International Managers. Each International Manager, severally and not jointly, agrees with the Company and the Partnership that such International Manager will not offer or sell, directly or indirectly, International Securities, nor distribute or publish the International Prospectus or any other offering material or advertisements in connection with the International Securities, in or from any country or jurisdiction except in compliance in all material respects with any applicable rules and regulations of any such country or jurisdiction. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager offers, sells or delivers International Securities.

     SECTION 2.    Sale and Delivery to International Managers; Closing.
                   ----------------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Initial Selling Shareholders, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and the Initial Selling Shareholders, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or the Initial Selling Shareholders, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Option Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly,
to purchase up to an additional [            ] shares of Common Stock, as set
forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Option Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Option Selling Shareholders.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Custody Agreement and Power of Attorney against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.    Covenants of the Company and the Partnership.  Each of the
                   --------------------------------------------
Company and the Partnership, jointly and severally, covenants with each International Manager as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of the Company's intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company and the Partnership hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International

     Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for such period after the effective date of the Registration Statement and any Rule 462(b) Registration Statement as the Prospectuses are required by the 1933 Act or such state securities laws to be delivered in connection with sales of the Securities by any underwriter or dealer; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for the period specified above.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, neither the Company nor the Partnership will, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any options to purchase shares of Common Stock granted or shares of Common Stock sold pursuant to any employee benefit plan of the Company whether existing at the date of this Agreement or adopted subsequent hereto and the filing of any registration statement on Form S-8 related thereto or (C) any option or warrant to purchase shares of Common Stock or shares of Common Stock issued or sold in connection with an acquisition by the Company and the filing of any registration statement on Form S-4 in connection therewith as long as all executive officers, directors and other affiliates of the person being acquired have agreed in writing to be bound by the obligations and restrictions of the foregoing sentence of this
     Section 3(j).

          (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      SECTION 4. Payment of Expenses.   (a)  Expenses.  The Company and the
                 -------------------
Partnership, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing (or reproduction) and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (or reproduction) and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing (or reproduction) and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between Underwriters pursuant to any agreement between Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants, except in each case as otherwise provided in any agreement between the Company and any Selling Shareholder.

     (c) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 (other than Section 5(j)), Section 9(a)(i) or Section 11 hereof, the Company, the Partnership and the Selling Shareholders, severally and not jointly, shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers, except as otherwise provided in any agreement between the Company and any Selling Shareholder.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, the Partnership and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of International Managers' Obligations.  The
                -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders contained in
Section 1 hereof or in certificates of any officer of the Company or the Partnership or by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Partnership of their covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion and letter, in each case dated as of Closing Time, of Shaw Pittman Potts & Trowbridge, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such opinion and letter for each of the other International Managers to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively, hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (c) Opinions of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinions, dated as of Closing Time, of (i) Shaw Pittman Potts & Trowbridge, counsel for C.E., USN College Marketing, Shaun Gilmore [CARAT] and A. Clayton Perfall,
     (ii) [CARAT] Roberts, Sheridan & Kotel, counsel for the former shareholders of Brann Holdings Limited (except 3i Group plc and NatWest Ventures Investment Limited), (iii) Latham & Watkins, counsel for 3i Group plc and NatWest Ventures Investment Limited, (iv) Rosenman & Colin LLP, counsel for Andrew Arkin, Barbara Saltzman and Barbara Saltzman Charitable Foundation,
     (v) Epstein Becker & Green, counsel for Theodore Klein, (vi) [      ] and
     Schoenberg, Fisher [CARAT], Newman & Rosenberg, Ltd., counsel for Steven M. Kaplan, (vii) Weil, Gotshal & Manges LLP and S J Berwin & Co. [CARAT], counsel for the former shareholders of Bounty Group Holdings Limited and
     (viii) [      ], counsel for Warren Woo, in each case in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law, the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware, as applicable, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Shareholders or officers of the Company and its subsidiaries and certificates of public officials.

          (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses 1, 2, 4 (as to the [CARAT] third [CARAT] clause thereof), 5 (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), 8 through 10, inclusive, 11, 13 (solely as to the information in the Prospectus under "Description of Capital Stock-- Common Stock") and Exhibit A-2 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of each of (x) the Chairman of the Board, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and (y) the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, in each case dated as of Closing Time and to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company or the Partnership, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Certificate of Selling Shareholders. At the Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b), 1(c) and 1(d) [CARAT] hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (h) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

          (l) Form W-9. At or prior to Closing Time, the Lead Managers shall have received from each Selling Shareholder a properly completed and executed United States Treasury Form W-9 or Form W-8, as applicable.

          (m) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

          (n) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Option Selling Shareholders contained herein and the statements in any certificates furnished by any of them hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, and the Lead Managers shall have received:

          (i)   Officers' Certificates.  A certificate, dated such Date of
                ----------------------
          Delivery, of each of (x) the Chairman of the Board, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and (y) the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, in each case confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)  Certificate of the Option Selling Shareholders.  A certificate,
                ----------------------------------------------
          dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Option Selling Shareholder, in each case confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (ii)  Opinion of Counsel for Company.  The favorable opinion of Shaw
                ------------------------------
          Pittman Potts & Trowbridge, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv) Opinion of Counsel for the Option Selling Shareholders.  The
               ------------------------------------------------------
          favorable opinion of Shaw Pittman Potts & Trowbridge, counsel for the Option Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(c) hereof.

          (v)  Opinion of Counsel for International Managers.  The favorable
               ---------------------------------------------
          opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi) Bring-down Comfort Letter.  A letter from Arthur Andersen LLP, in
               -------------------------
          form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Partnership and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

     (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.     Indemnification.
                    ---------------

     (a) Indemnification of International Managers. The Company, the Partnership, C.E., Daniel M. Snyder and Michele D. Snyder, jointly and severally, agree to indemnify and hold harmless each International Manager, its directors, officers and employees, and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) hereof) any such settlement is effected with the written consent of the Company, the Partnership, C.E., Daniel M. Snyder and Michele D. Snyder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (a) this indemnity agreement shall not apply to any
--------  -------
loss, liability, claim, damage or expense (x) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (y) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such International Manager results solely from the fact that such International Manager sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the International Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such International Manager and the loss, claim, damage or liability of such International Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus, (b) C.E.'s aggregate liability under this Section 6 shall be limited to an amount equal to C.E.'s net proceeds (after deducting the underwriting discount, but before deducting expenses) ("C.E.'s Proceeds") from the sale of C.E.'s Securities pursuant to this Agreement, (c) Daniel M. Snyder's aggregate liability under this Section 6 shall be limited to an amount equal to his STRYPES Proceeds from the STRYPES transaction (after deducting his pro rata share, calculated on the basis of his ownership interest in Endowment, of any indemnification that Endowment has paid under section 6(a) of the purchase agreement for the STRYPES transaction), and (d) Michele D. Snyder's aggregate liability under this Section 6 shall be limited to an amount equal to (i) C.E.'s Proceeds plus (ii) an amount equal to her STRYPES Proceeds from the STRYPES transaction (after deducting her pro rata share, calculated on the basis of her ownership interest in Endowment, of any indemnification that Endowment has paid under section 6(a) of the purchase agreement for the STRYPES transaction).

     In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(iii) of this Section 6), or contribution under Section 7, by the Company, the Partnership, C.E., Daniel M. Snyder or Michele D. Snyder, the indemnified parties may proceed against either (i) the Company and/or the Partnership and C.E., Daniel M. Snyder or Michele D. Snyder or (ii) the Company and/or the Partnership only, but may not proceed solely against C.E., Daniel M. Snyder or Michele D. Snyder. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court, then, as a precondition to any indemnified party obtaining indemnification or contribution from C.E., Daniel M. Snyder or Michele D. Snyder, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and/or the Partnership and C.E., Daniel M. Snyder or Michele D. Snyder and shall seek to satisfy such Final Judgment in full from the Company and/or the Partnership by making a written demand upon the Company and/or the Partnership for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company and/or the Partnership of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on C.E., Daniel M. Snyder or Michele D. Snyder (but only if and to the extent the Company and/or the Partnership have not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and/or the Partnership and thereafter obtain payment from C.E., Daniel M. Snyder or Michele D. Snyder without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company and/or the Partnership with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company and/or the Partnership to satisfy immediately any such Final Judgment if (i) the Company or the Partnership files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company or the Partnership in an involuntary case under the Bankruptcy Code, (iii) the Company or the Partnership makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or the Partnership or a substantial portion of either of their assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company, the Partnership, C.E., Daniel M. Snyder or Michele D. Snyder before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company and/or the Partnership by making a written demand upon the Company and/or the Partnership for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company and/or the Partnership of such demand shall any indemnified party have the right to receive reimbursement of such expenses from C.E., Daniel M. Snyder or Michele D. Snyder by making written demand directly on C.E., Daniel M. Snyder or Michele D. Snyder (but only if and to the extent the Company and/or the Partnership have not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company and/or the Partnership or, having made written demand therefor, to wait such 45 days after failure by the Company and/or the Partnership to reimburse immediately such expenses if (i) the Company or the Partnership files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company or the Partnership in an involuntary case under the Bankruptcy Code,
(iii) the Company or the Partnership makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or the Partnership or a substantial portion of its assets.

     (b) Indemnification of International Managers by the Non-Executive Selling Shareholders. Each Non-Executive Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager, its directors, officers and employees, and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, with respect to any untrue statement or omission, or alleged untrue statement or omission, contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Non-Executive Selling Shareholder expressly for use therein; provided,
                                                                     --------
however, that (x) this indemnity agreement shall not apply to any loss,
-------
liability, claim, damage or expense (i) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (ii) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such International Manager results solely from the fact that such International Manager sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the International Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such International Manager and the loss, claim, damage or liability of such International Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus, and (y) each Non-Executive Selling Shareholder's aggregate liability under this Section 6(b) shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Non-Executive Selling Shareholder from the Sale of Securities pursuant to this Agreement.

     (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or (b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in accordance with this Agreement an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders with respect to indemnification.

     SECTION 7.     Contribution.  If the indemnification provided for in
                    ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (after deducting the underwriting discount, but before deducting expenses) received by the Company, the Partnership, C.E. and the Selling Shareholders (and, in the case of Daniel
M. Snyder, his STRYPES Proceeds and, in the case of Michele D. Snyder, C.E.'s Proceeds plus her STRYPES Proceeds) and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership, C.E., Daniel M. Snyder or Michele D. Snyder or by the Selling Shareholders in writing or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, (x) no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (y) no Non-Executive Selling Shareholder shall be required to contribute any amount in excess of such Non-Executive Selling Shareholder's net proceeds (after deducting the underwriting discount, but before deducting expenses) from the sale of Securities pursuant to this Agreement.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company, the Partnership, C.E., Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders with respect to contribution.

     SECTION 8.     Representations, Warranties and Agreements to Survive
                    -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or the Partnership or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or any controlling person, the Partnership or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.     Termination of Agreement.
                    ------------------------

      (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there
                                                                   -
has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.    Default by One or More of the International Managers. If one
                    ----------------------------------------------------
or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     SECTION 11.    Default by One or More of the Selling Shareholders or the
                    ---------------------------------------------------------
Company.  (a)  If a Selling Shareholder shall fail at Closing Time or at a Date
-------
of Delivery to sell and deliver the number of Securities that such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, the remaining Selling Shareholders shall have the right to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Shareholders as set forth in Schedule B hereto. In the event that a Selling Shareholder or Selling Shareholders shall so fail, and the remaining Selling Shareholders do not exercise such right to increase the number of Securities to be sold by them, and the Company does not exercise the right hereby granted to sell the Securities that the defaulting Selling Shareholders are obligated to sell hereunder, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. If the remaining Selling Shareholders exercise the right to sell the Securities that such defaulting Selling Shareholder is obligated to sell hereunder, as used herein the term "Selling Shareholder" shall not include such defaulting Selling Shareholder for purposes of determining compliance with all agreements and conditions to be performed by the Selling Shareholders hereunder.

     In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the Lead Managers, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain
--------  -------
in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Partnership from liability, if any, in respect of such default.

     SECTION 12.  Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; notices to the Company, the Partnership, Daniel M. Snyder and Michele D. Snyder shall be directed to the Company at Two Democracy Center, 6903 Rockledge Drive, Fifteenth Floor, Bethesda, Maryland 20817, attention of A. Clayton Perfall; and notices to the Selling Shareholders shall be directed to the Selling Shareholders care of the Company at the foregoing address, attention of A. Clayton Perfall.

     SECTION 13   Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers, the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the

Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14   GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15   Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company, the Partnership, Daniel M. Snyder, Michele D. Snyder and the Selling Shareholders in accordance with its terms.


                                        Very truly yours,

                                        SNYDER COMMUNICATIONS, INC.


                                        By___________________________
                                          Name:
                                          Title:


                                        SNYDER COMMUNICATIONS, L.P.

                                        By___________________________
                                          Name:
                                          Title:


                                        Daniel M. Snyder
                                        Michele D. Snyder


                                        By_____________________________
                                          Daniel M. Snyder
                                          For himself and as Attorney-in-Fact
                                          acting  on behalf of Michele D. Snyder

                                        Daniel M. Snyder

                                        By___________________________
                                          As Attorney-in-Fact acting on behalf
                                          of the Selling Shareholders named in
                                          Schedule B hereto

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH INTERNATIONAL
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
BEAR, STEARNS INTERNATIONAL LIMITED

By: MERRILL LYNCH INTERNATIONAL

By _____________________________
          Attorney-in-Fact

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                  SCHEDULE A

                                                                   Number of
                                                                    Initial
                                                                  International
      Name of International Manager                                Securities
      -----------------------------                                ----------
Merrill Lynch International..................................
Goldman Sachs International...........
Morgan Stanley & Co. International Limited...................
Montgomery Securities........................................
Bear, Stearns International Limited..........................
[Other International Underwriters]...........................
                                                                    --------
   Total.....................................................
                                                            [CARAT] ========


                                   Sch A-1

                                   SCHEDULE B


                                         Number of Initial              Maximum Number of
                                          International                 International Option
                                        Securities to be Sold          Securities to be Sold
                                        --------------------           ---------------------
Snyder Communications, Inc.....                                                  -
C.E., LLC......................                  -
USN College Marketing, L.P.....
Shaun Gilmore..................                                                  -
A. Clayton Perfall.............                                                  -
Warren Woo.....................                                                  -
Christopher John Gater.........                                                  -
Alan Taylor Bigg...............                                                  -
John Madoc Hansel..............                                                  -
Paul Jonathan Ayle Kitcatt.....                                                  -
Brenda Joyce Hawkins...........                                                  -
Paul Anthony Burton Jenkins....                                                  -
Mrs. D. Gater..................                                                  -
Michael J. Parker..............                                                  -
Mrs. B.R. Parker...............                                                  -
Mrs. C.P. Hansel...............                                                  -
Mrs. C.M. Kitcatt..............                                                  -
Royston Gary Godwell Boss......                                                  -
Andrew McInally................                                                  -
ATB 1995 Settlement............                                                  -
Mrs. C.B. Taylor Bigg..........                                                  -
Rosemary M. Lyon...............                                                  -
John Gordon Wynn...............                                                  -
C. Gater Settlement............                                                  -
3i Group plc...................                                                  -
NatWest Ventures Investments
  Limited......................                                                  -
A. Wright......................                                                  -
P. Attaway.....................                                                  -
C. Davidson....................                                                  -
A. Styler......................                                                  -
J. Parsons.....................                                                  -
H. Olsen.......................                                                  -

                                   Sch B-1

R. Bracewell...................                                           -
J. Fox.........................                                           -
K. Cullum......................                                           -
T. Beckett.....................                                           -
L. Ashman......................                                           -
J. Snedden.....................                                           -
C. Bromiley....................                                           -
B. King........................                                           -
A. Irons.......................                                           -
D. Plotkin.....................                                           -
N. Reeve.......................                                           -
D. Crosbee.....................                                           -
T. Kibble......................                                           -
K. Pembroke....................                                           -
S. Dally.......................                                           -
J. Brown.......................                                           -
I. Robb........................                                           -
D. Greenman....................                                           -
C. Glaisyer....................                                           -
E. Emerson.....................                                           -
A. Thornton....................                                           -
P. Chandler....................                                           -
P. Pembroke....................                                           -
D. Thomas......................                                           -
S. Priestnall..................                                           -
P. Ward........................                                           -
S. Findlay.....................                                           -
S. Martin......................                                           -
D. Foster......................                                           -
M. Crooks......................                                           -
F. Maunder.....................                                           -
J. Hyde........................                                           -
R. Wagstaff....................                                           -
A. Claxton.....................                                           -
P. Blackburn...................                                           -
M. Horne.......................                                           -
I. Johnston....................                                           -
H. Vass........................                                           -
R. Booth.......................                                           -
A. Shrimpton...................                                           -

                                   Sch B-2

M. Beeching....................                                              -
Andrew Arkin...................                                              -
Theodore Klein.................                                              -
Barbara Saltzman...............                                              -
Barbara Saltzman Charitable                                                  -
  Foundation...................                                              -
Steven M. Kaplan...............                                              -
Sinclair Shepherd Stewart......                                              -
Sinclair Stewart Interest in                                                 -
  Possession Trust -1..........                                              -
Second Brown Shipley Fund......                                              -
Second Brown Shipley Fund II...                                              -
Roderick Hopewell-Smith........                                              -
The Allan Hayward Settlement                                                 -
  of 23/6/97...................                                              -
The Allan Hayward No. 2                                                      -
  Settlement of 27/6/97........                                              -
Emmadin Trust..................                                              -
Paul D'Inverno Settlement......                                              -
Pearl Lynda Carter.............                                              -
Roger Edmund Graffy............                                              -
Robert John Egleton............                                              -
The Robert Egleton Settlement..                                              -
Bounty Group Employee Share                                                  -
  Scheme Trustee Limited.......                                              -
Holger Brandt..................                                              -
Nicholas Hopewell-Smith........                                              -
Carey Inge Egleton.............                                              -
Natalie Alexandra Egleton......                                              -
Lucie Victoria Egleton.........                                              -
                                                 -------                  -------
Total..........................
                                                 =======                  =======

                                   Sch B-3

                                  SCHEDULE C

                          SNYDER COMMUNICATIONS, INC.

                          [_] Shares of Common Stock

                          (Par Value $.001 Per Share)


          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[_].

          2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $[_], being an amount equal to the initial public offering price set forth above less $[_] per share.

                                   Sch C-1

                                  SCHEDULE D

Snyder Communications, Inc.
Snyder Marketing Services, Inc.
Snyder Communications, L.P.
C.E., LLC
Daniel M. Snyder
Michele D. Snyder
USN College Marketing, L.P.
MBZ Trust of 1996
Mortimer B. Zuckerman
Fred Drasner
A. Clayton Perfall
Philip Guarascio
Mark E. Jennings
David B. Pauken
Barbara Saltzman

                                    Sch D-1

                                                                     Exhibit A-1


      FORM OF OPINION OF SHAW [CARAT] PITTMAN [CARAT] POTTS & TROWBRIDGE
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

     3. The Company is in good standing in each jurisdiction that issued a Company Good Standing Certificate.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company outstanding prior to the issuance of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable and no holder of the Company Shares is or will be subject to personal liability by reason of being such a holder; the Company Shares have been duly authorized and, when issued and delivered to the U.S. Underwriters and the International Managers in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued, fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights under the General Corporation Law of the State of Delaware.

     5. To our knowledge, when issued and delivered to the U.S. Underwriters and the International Managers against payment therefor in accordance with the

                                     A-1-1
          terms of the U.S. Purchase Agreement and the International Purchase Agreement, the issuance and sale of the Company Shares by the Company will not be subject to any preemptive or other similar contractual rights that would entitle any person to acquire any of the Company Shares upon the issuance and sale by the Company.

     6. Each Subsidiary is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of incorporation, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction that issued a Subsidiary Good Standing Certificate.

     7. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, based upon our review of the capital stock records of the Subsidiaries, is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the partnership interests are authorized under the Partnership Agreement and, based upon our review of the Partnership's records, are owned by Snyder Marketing Services, Inc. as the corporate general partner and by the Company as the sole limited partner, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

     8. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and the Partnership. The performance by the Company and the Partnership of their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated therein and compliance by the Company and the Partnership with their obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by the Company and the Partnership, respectively.

     9.   The Registration Statement was declared effective under the 1933 Act
          on September [CARAT][    ], 1997, the U.S. Prospectus was filed with
          the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on
          September [CARAT][   ],

                                     A-1-2

          1997 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     10. The Registration Statement and the Prospectuses as of their respective effective or issue dates (except for the financial statements and the notes thereto and the supporting schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     11. The form of certificate used to evidence the Common Stock complies in all material respects with the requirements of the General Corporation Law of the State of Delaware, any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the requirements of the New York Stock Exchange.

     12. To our knowledge, except as set forth in the Prospectuses, there is not pending any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the Exchange Agreement or the performance by the Company or the Partnership of their respective obligations thereunder.

     13. The information in the Prospectuses under "Risk Factors - Government Regulation," "Risk Factors - Shares Eligible For Future Sale, STRYPES Offering and Registration Rights," "Risk Factors - Effect of Certain Charter and Bylaw Provisions," "Business - Government Regulation," "Business -Properties," "Business - Legal Proceedings," "Description of Capital Stock," "Shares Eligible for Future Resale," and "Considerations for Non-United States Holders" and in the Registration Statement under Item 14 and Item 15, to the extent that it describes matters of law, summaries of legal matters, the Company's Certificate of Incorporation or Bylaws, or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                                     A-1-3

     14. To our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

     15. The descriptions in the Prospectuses of contracts and other legal documents to which the Company or any subsidiary is a party are accurate in all material respects. To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectuses or to be filed as exhibits thereto other than those described or referred to in the Prospectuses or filed as exhibits to the Registration Statement, and the descriptions thereof or references thereto are accurate in all material respects.

     16. To our knowledge, neither the Company nor any Subsidiary is in violation of its charter or bylaws, and the Partnership is not in violation of its Partnership Agreement, and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

     17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement by the Company and the Partnership, or for the offering, issuance, sale or delivery by the Company of the Company Shares to the U.S. Underwriters and the International Managers in accordance with the U.S. Purchase Agreement and the International Purchase Agreement.

     18. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement by the Company and the Partnership, and the consummation of the transactions contemplated therein by the Company and the Partnership, and the compliance by the Company and the Partnership with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict

                                     A-1-4
          with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or, to our knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties is or may be bound, or to which any of them or their properties may be subject, that is filed as an exhibit to the Registration Statement or which is otherwise known to us, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws or Partnership Agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation (other than the blue sky or securities laws or regulations of the various states, as to which we express no opinion), judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     19. To our knowledge, other than as described in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act (other than rights which have been waived or satisfied).

     20. The Company is not and, immediately after receiving the proceeds from the sale of the Company Shares, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                     A-1-5

                                                                     Exhibit A-2



          Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement or the Prospectuses, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement and we have not examined the accounting or financial records from which such financial statements, notes, schedules and data are derived.

          However, on the basis of our participation, as counsel to the Company, with representatives of the Company and its subsidiaries in the preparation of the Registration Statement and the Prospectuses, and our participation with representatives of the Company, its independent public accountants and the Underwriters at meetings in which the contents of the Registration Statement and the Prospectuses and related matters were discussed and the examination by us of such corporate records, statutes, documents and questions of law as we deemed necessary, but without independent verification by us of the accuracy, completeness and fairness of the statements contained in the Registration Statement and the Prospectuses, and without commenting as to the financial statements and the notes thereto and the schedules and other financial data included therein, nothing has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective under the Securities Act, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, or any amendment or supplement thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein or omitted therefrom, as to which we make no statement), as of its date and as of the Closing Time, contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                     A-2-1

                                                                       Exhibit B


            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                   TO BE DELIVERED PURSUANT TO SECTION 5(c)


1. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign [CARAT], other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws [CARAT] (as to which we need to express no opinion), is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the U.S. Purchase Agreement and the International Purchase Agreement or in the Custody Agreement and Power of Attorney, or in connection with the offer, sale or delivery of the Securities.

2. Each Custody Agreement and Power of Attorney has been duly executed and delivered by the respective Selling Shareholder named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject to the qualification that the enforceability of such Selling Shareholders' obligations under the Custody Agreement and Power of Attorney may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles (whether applied by a court of law or equity).

3. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

4. American Stock Transfer & Trust Company has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement and the Custody Agreement and Power of Attorney.

5. The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Custody Agreement and Power of Attorney and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International

     Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholders with their obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of such Selling Shareholders and, to the best of our knowledge, (i) do not and will not, whether with or without the giving of notice or passage of time or both, result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder nor (ii) will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

6. [CARAT] Each Selling Shareholder is the sole registered owner of the Securities to be sold by such Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement [CARAT] and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. Upon delivery of such Securities, such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any adverse claim of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) good and valid title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit C


               FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER
                     SHAREHOLDERS PURSUANT TO SECTION 5(k)


                                    September [   ], 1997

MERRILL LYNCH INTERNATIONAL
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
BEAR, STEARNS INTERNATIONAL LIMITED
 as  Lead Managers of the several
 International Managers to be named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International

Ropemaker Place
25 Ropemaker Street
London EC2Y 9L4
England

     Re:  Proposed Public Offering by Snyder Communications, Inc.
          -------------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch") and Goldman Sachs International, Morgan Stanley & Co. International Limited, Montgomery Securities and Bear, Stearns International Limited propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company and the other parties named therein providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director]* of the Company, and

____________________
*    Delete or revise bracketed language as appropriate.

for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 90 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     [Notwithstanding the foregoing, the undersigned may, at any time after 30 days from the date of the Closing Time (as defined in the International Purchase Agreement), pledge as security for borrowed money [up to 50% of]* the shares of Common Stock then owned by the undersigned to any commercial banking institution that is a member of the Federal Reserve System or any institutional lender that makes loans secured by margin securities in the ordinary course of business having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under Section 1(c) of the

____________________

* Include in the case of lock-up agreement of C.E., LLC, Daniel M. Snyder and Michele D. Snyder

International Purchase Agreement and the Lead Managers shall have received an agreement substantially in the form of Exhibit D to the International Purchase Agreement signed by such Pledgee.]*



                                         Very truly yours,


                                         Signature:_____________________________

                                         Print Name:____________________________


____________________
* Include in the case of lock-up agreement of C.E., LLC, Daniel M. Snyder and Michele D. Snyder and USN College Marketing, L.P. or its partners.

                                                                       Exhibit D


             FORM OF LOCK-UP FROM PLEDGEE PURSUANT TO SECTION 1(c)


                                    [month and day], 1997

MERRILL LYNCH INTERNATIONAL
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
BEAR, STEARNS INTERNATIONAL LIMITED
 as Lead Managers of the several
 International Managers named in the
 within-mentioned International Purchase Agreement
c/o  Merrill Lynch International

Ropemaker Place
25 Ropemaker Street
London EC2Y 9L4
England

     Re:  Public Offering by Snyder Communications, Inc.
          ----------------------------------------------

Dear Sirs:

     The undersigned, a pledgee of shares (the "Pledged Shares") of Common Stock, par value $.001 per share, of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch"), Goldman Sachs International, Morgan Stanley & Co. International Limited, Montgomery Securities and Bear, Stearns International Limited have entered into an International Purchase Agreement, dated September [ ], 1997 (the "International Purchase Agreement"), with the Company and the other parties named therein providing for the public offering of shares of the Company's Common Stock. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the International Purchase Agreement that, during a period of 90 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any
                         -
option or contract to purchase, purchase any option or contract to sell, grant any
option, right or warrant for the sale of, or otherwise dispose of or transfer any Pledged Shares or any securities convertible into or exchangeable or exercisable for any Pledged Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii)
                                                                             --
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Pledged Shares, whether any such swap or transaction is to be settled by delivery of any Pledged Shares or other securities, in cash or otherwise.

                                        Very truly yours,

                                        [name of Pledgee]

                                        By:________________________
                                           Name:
                                           Title:

________________ COMPARISON OF FOOTNOTES _______________

-FOOTNOTE*-
Delete or revise bracketed language as appropriate.

-FOOTNOTE*-
Include in the case of [CARAT] lock-up agreement of C.E., LLC, Daniel M. Snyder and Michele D. Snyder

-FOOTNOTE*-
Include in the case of [CARAT] lock-up agreement of C.E., LLC, Daniel M. Snyder and Michele D. Snyder and USN College Marketing, L.P. or its partners


________________ COMPARISON OF HEADERS _______________

-HEADER 1-
Draft-- September [CARAT] 13, 1997


________________ COMPARISON OF FOOTERS _______________

-FOOTER 1-

[CARAT] 20438782,02

                                      iv